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                                                                   Exhibit 23.1


                   CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 27, 2003 relating to the financial statements, which appear in Municipal Mortgage & Equity, LLC's Annual Report on Form 10-K for the year ended December 31, 2002. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/S/ PRICEWATERHOUSECOOPERS LLP
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PricewaterhouseCoopers LLP

Baltimore, Maryland
July 22, 2003